Exhibit 24.2

POWER OF ATTORNEY OF JEFFREY A. BRYSON

The undersigned hereby appoints each of Nancy K. Hedrick, Thomas P. Clinton, Beverly N. Hawkins and William J. Buchanan as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this registration statement, any other registration statements and exhibits thereto related to the offering that is the subject of this registration statement filed pursuant to Rule 462 under such Act, any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Signature	Title	Date

/s/ Jeffrey A. Bryson Jeffrey A. Bryson	Director	January 26, 2007